UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2009

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, 10th Floor, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On April 21, 2009, Enterprise Products Partners L.P. (NYSE:EPD) issued a press release regarding its dissociation, or exit from, the Texas Offshore Port System partnership.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01.   Other Events.

On April 21, 2009, Enterprise Products Partners L.P. announced that, effective April 16, 2009, its affiliate, Enterprise Offshore Port System, LLC, elected to dissociate, or exit from, the Texas Offshore Port System partnership (“TOPS”) and forfeit its investment and its one-third ownership interest in the partnership.  As a result, Enterprise expects to record a non-cash charge of approximately $34 million against its earnings for the second quarter of 2009.  The decision to dissociate from TOPS was in connection with a disagreement with one of its partners, an affiliate of Oiltanking Holdings America, Inc.

TEPPCO O/S Port System, LLC, an affiliate of TEPPCO Partners L.P. (NYSE:TPP), has also elected to dissociate from TOPS effective April 16, 2009.

In August 2008, affiliates of Enterprise, TEPPCO and Oiltanking Holding Americas, Inc. formed a joint venture to design, construct, own and operate a new Texas offshore crude oil port and pipeline system to facilitate delivery of waterborne crude oil to refining centers along the upper Texas Gulf Coast.  The TOPS project includes an offshore port, two onshore storage facilities with approximately 5.1 million barrels of total crude oil storage capacity, and an associated 160-mile pipeline system with the capacity to deliver up to 1.8 million barrels per day of crude oil.  The total cost of the project had been estimated at $1.8 billion.

Oiltanking has alleged in a response to the notices of dissociation that the dissociation of the affiliates of Enterprise and TEPPCO was wrongful and in breach of the TOPS partnership agreement.  Enterprise believes that its actions in dissociating from the partnership are permitted by, and in accordance with, the terms of the TOPS partnership agreement and, should the need arise, intends to vigorously defend such actions.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1 is “furnished” and not filed herewith for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information therein.

Exhibit No.	Description

99.1	Enterprise Products Partners L.P. press release dated April 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products GP, LLC, its General Partner

Date: April 21, 2009	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

Exhibit Index

Exhibit No.	Description

99.1	Enterprise Products Partners L.P. press release dated April 21, 2009.